Project Cheeseburger Presentation to the Special Committee Process Update October 19, 2005 CONFIDENTIAL Exhibit C.5

Status of Process
Thorough, broad-based process
Two strong, qualified potential buyers
continued to pursue the opportunity
Key diligence / valuation question:
Company’s ability to transition from
turnaround to growth
Detailed management presentation took
place in early September:
Management made a convincing
case that base business was strong
and turnaround was real and largely
complete
Did not credibly address buyer
questions on growth prospects,
strategy and unit economics
During process, Company consistently
fell short of forecasts in OM and Wall
Street consensus estimates (even after
adjusting for Katrina)
Process Developments Implications
Stock price is trading on expectations
that a deal will be consummated and
does not fully reflect weakened
operating performance
One buyer remains interested; an
attractive valuation multiple relative to
revised earnings projections and growth
prospects
Potential sale value unlikely to represent
a premium to market, although would
likely represent a significant premium
given full financial disclosure and absent
deal expectations

Actual vs. Budget Analysis
2Q 2005 3Q 2005 4Q 2005
Earnings Per Share:
Wall Street Consensus (1) $0.26 $0.17 $0.30
Original Budget (Published in OM) (2) 0.28 0.18 0.32
Actual $0.25 $0.11 --
Revised -- -- $0.25
% Variance from Consensus (2.2%) (36.4%) (15.8%)
% Variance from Original Budget (7.9%) (38.9%) (21.2%)
Actual Adjusted for One-Time Items (3) $0.26 $0.11 --
Revised Adjusted for One-Time Items (3) -- -- $0.27
% Variance from Consensus 0.0% (37.4%) (9.6%)
% Variance from Original Budget (5.9%) (39.9%) (15.4%)
Same Store Sales Growth:
Original Budget 5.5% 5.5% 5.5%
Actual 3.9 0.2 --
Revised -- -- 0.0
% Variance from Original Budget (29.1%) (96.4%) (100.0%)
New Stores Opened:
Original Budget 3 1 2
Actual 2 1 --
Revised -- -- 8
% Variance from Original Budget (33.3%) 0.0% NM
(1) Second quarter estimate as of day prior to 2Q earnings release.  Current estimates for third and fourth quarters.
(2) Excludes restaurant retirement costs.
(3) Excludes restaurant retirement costs, costs associated with strategic alternatives, hurricane deductible and
(3) earnings impact and unusual audit fees.

Significant Buyer Diligence in Second
Phase
Both buyers remained very focused on the opportunity in the second round
Retained financing sources and consultants to help finance and evaluate opportunity
Freeman Spogli – Hired financing sources, JP Morgan and Wachovia, and industry consultants, Pete Starrett and Larry Castellani (former retail CEOs)
MidOcean – Hired financing sources, BofA, CSFB and RBC, and industry consultant,
Harsha Agadi (CEO of Church’s Chicken)
Attended management presentations and restaurant tours in early September
Have spent significant amount of time and resources reviewing data room documents
Conducted diligence calls with management to discuss revised budget and forecast
Requested additional diligence information primarily related to Company financials
Key areas of focus included:
Revised budget and forecast
Investment cost and unit economics
Overall “franchise-ability” of stores
Unit-level cost detail
Impact of Katrina on revised budget

Buyer Feedback on Company
Remain interested in acquiring the business;
however, reduced earnings expectations and
growth prospects hinder ability to achieve
required returns
Valuation revised downward to $14.00 per share
(6.8x
2005E EBITDA)
Original - $16.38
(1)
per share (7.1x
2005E
EBITDA)
Indicated ability to complete due diligence,
provide marked up contract and provide fully
financed deal in 30-45 days
Have requested form of exclusivity for the
remainder of process
Key outstanding diligence items include:
Conducting detailed modeling discussions
with management
Confirming full impact of Hurricane Katrina
on 2005 operating performance
Additional detail on unit-level costs
MidOcean Partners Freeman Spogli
After conducting substantial diligence, Freeman
Spogli has withdrawn from the process
Primary reasons for withdrawal include:
Decline in operating performance and
growth prospects
Concerns about management:
– Lack of strategic vision
– Questioned desire to go private
– Lack of depth
Concerns about franchise-ability of stores:
– Didn’t believe unit economics (AUVs and
ROI) would attract higher caliber
franchisees that company was pursuing
(1) Reflects midpoint of range.

FV / 2005E EBITDA

FV / LTM EBITDA
RTM / Arby's
Burger King / TPG & Bain
Buffets / Caxton-Iseman
Domino's / Bain
Dairy Queen / Berkshire Hathaway
Hardee's / CKE
Other Transactions

FV / 2005E EBITDA

Public and Private Market Valuations
Public Market Valuation Private Market Valuation
Checkers Valuation
Note: Public market valuation and Checkers current multiple as of October 18, 2005. Other transactions include those with transaction values less than $500 mm occurring since 2002.
(1) As of May 12, 2005.
7.8x
6.0x
4.2x
8.2x 8.2x
9.0x
6.9x
0.0x
3.0x
6.0x
9.0x
12.0x
   5.3x
   6.9x
   6.8x
0.0x
3.0x
6.0x
9.0x
12.0x
Pre-Announcement
Multiple (1)
Current Multiple Implied Bid Multiple
   9.8x
   9.7x
   9.3x
   9.2x
   8.9x
   8.0x
   6.9x
   5.1x
0.0x
3.0x
6.0x
9.0x
12.0x
DPZ YUM SONC WEN MCD CKR CHKR JBX

Next Steps
The same reasons that convinced the Board to explore strategic alternatives will likely prevent
Checkers from trading at attractive levels over the long run, further reinforcing that it is best suited to be a private company
Near-term underperformance will exacerbate the trading issues experienced prior to the announcement of the exploration of strategic alternatives
Additionally, the poor visibility of the Company’s ability to transition from turnaround to growth and to articulate this effectively to investors, further undermines its attractiveness as a stand alone company going forward
Alternative 1:  Move Expeditiously to Complete Sale Alternative 2:  End Sale Process
Valuation proposed by MidOcean is attractive
on an absolute basis and superior to
valuation prior to the strategic announcement
Set tight deadline to sign deal at this valuation
as long as it can be justified as fair
independent of stock price
Message to MidOcean:
$14.00 per share unacceptable, work
towards $14.50 per share
Be in position to sign definitive agreement
in 30 days; drop dead date of 45 days
Withdraw from process and provide
appropriate disclosure to the market about
process
Communicate commitment to making
changes necessary to assert a growth story
and investment thesis going forward

* * * * * * * * * * * * * * * * * * * * * Appendix

Yum!
SONIC America's Drive-In
CKE Restaurants, Inc.
PAPA JOHNS
Checkers

citigroup
corporate and investment banking

Note: Data as of October 18, 2005. Forward estimates calendarized to December
31st*fiscal
year end.
Source: Wall Street Research and company filings.  Checkers based on management projections.
(1)  Indicative annual dividend as a percentage of LTM Net Income.
(2)  For dividend-paying stocks only.
Public Market Valuation
(2) (2)
(1)

Stock FV / EBITDA Price / EPS
LT EPS
P / E / G
Debt / LTM Dividend Payout
Market Cap. Firm Value LTM CY2005 CY2005 CY2006 Growth CY2005 CY2006 EBITDA Yield
Ratio
$40,589 $47,501 9.7x 8.9x 16.0x 15.0x 8.6% 1.9x 1.7x 1.8x 2.1% 28.2%
14,040 16,342 ` 10.2 9.7 18.8 17.1 12.0 1.6 1.4 1.1 0.9 14.4
5,147 5,805 9.8 9.2 20.4 18.3 12.0 1.7 1.5 1.2 1.5 37.5
1,621 1,763 10.0 9.3 21.9 19.9 17.0 1.3 1.2 0.6 0.0 0.0
1,057 1,300 5.4 5.1 11.9 11.2 10.0 1.2 1.1 1.2 0.0 0.0
1,400 2,245 10.3 9.8 15.2 13.8 10.5 1.4 1.3 3.5 1.9 34.7
754 1,101 8.5 8.0 14.4 12.3 15.0 1.0 0.8 1.4 0.0 0.0
859 941 8.2 NA 20.4 18.1 8.5 2.4 2.1 0.6 0.0 0.0
Median $1,511 $2,004 9.8x 9.2x 17.4x 16.1x 11.3% 1.5x 1.4x 1.2x 1.7% 7.2%
$161 $189 6.7x 6.9x 15.6x 14.2x 15.0% 1.0x 0.9x 0.8x 0.0% 0.0%

Implied Premiums Analysis

MidOcean
  Market (a) Assumed Price per Share Indication
(Dollars in millions, Except per Share Data)
$14.20 $14.00 $14.50 $15.00 $16.38
Market Prices
    Closing Price $14.20 -- (1.4%) 2.1% 5.6% 15.4%
    Pre-Announcement Price 12.00 18.3 16.7 20.8 25.0 36.5
    52-Week High (9/30/05) 15.36 (7.6) (8.9) (5.6) (2.3) 6.6
    52-Week Low  (4/15/05) 11.55 22.9 21.2 25.5 29.9 41.8
Market Capitalization $161 $159 $165 $170 $186
Equity Value 179 176 183 190 209
Firm Value (b) 189 186 193 200 220
EBITDA
    2005E $27.6 6.9x 6.8x 7.0x 7.3x 7.1x
    2006E 31.8 5.9 5.9 6.1 6.3 6.3
Earnings per Share (Diluted)
    2006E $1.00 14.2x 14.0x 14.5x 15.1x 16.3x
    2007E 1.30 10.9 10.8 11.2 11.5 14.6
Note: Projections based on Management estimates.
(a) Stock price as of October 18, 2005.
(b) Firm value includes $21.3 million total debt and $11.0 million cash.  Balance Sheet data as of June 20, 2005

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